Exhibit 99.1

Center Financial Reports 2011 Second Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--July 27, 2011--Center Financial Corporation (NASDAQ: CLFC) today reported net income of $4.9 million, or $0.10 per diluted common share, for its 2011 second quarter. This compares with prior-year second quarter net income of $7.5 million, or $0.17 per diluted common share, which included a $5.9 million bargain purchase gain related to an FDIC-assisted acquisition.

“Center Financial’s results for the three months ended June 30, 2011 reflect another solid quarter marked by steady, consistent and sustainable improvements in the overall condition of the bank,” said Richard S. Cupp, president and chief executive officer. “Our sixth consecutive quarter of profitability continues to illustrate Center’s successful rebound from the financial crisis and puts us another step closer to a successful merger with Nara Bancorp later in the year. Improving deposit mix and costs, moderating loan loss provision and credit expenses, and loan and deposit growth were all positive factors contributing to the second quarter performance. Accordingly, our capital position further strengthened and far exceeds minimum regulatory levels, as well as our peer averages. We remain prudent in identifying and managing the risks associated with the loan portfolio, giving us confidence in our ability to deliver ongoing improvements in our overall asset quality, notwithstanding the uncertain economic environment.”

2011 SECOND QUARTER FINANCIAL HIGHLIGHTS

	At or for the Three Months Ended
	6/30/2011		3/31/2011		6/30/2010
Net income		$4,895		$4,885	$7,502
Net income available to common shareholders		$4,141		$4,135	$6,756
Net income per diluted common share		$0.10		$0.10	$0.17
Gain on sale of loans		$1,800		$3,752	$1,203
Gain on business acquisition	$	─	$	─	$5,900
Income before income tax provision		$5,180		$5,390	$11,260
Income tax provision		$285		$505	$3,758
Net interest margin		3.21%		3.17%	3.45%
Total risk-based capital ratio		20.67%		20.42%	18.47%
Tier 1 leverage ratio		13.20%		12.85%	12.38%
Tangible common equity per common share		$5.76		$5.61	$5.27
Tangible common equity to tangible assets		10.14%		9.91%	9.25%
Non-covered nonperforming loans, net of SBA guarantee		$36,044		$34,142	$64,241
Delinquent non-covered loans 30 to 89 days past due, net of SBA guarantee		$6,138		$10,352	$10,666
Non-covered net loan charge-offs		$6,420		$7,037	$7,576
Provision for loan losses		$5,000		$6,000	$5,000
Allowance for non-covered loan losses to total non-covered loans		3.41%		3.53%	3.97%
Total non-covered loans		$1,455,423		$1,447,777	$1,474,831
Total deposits		$1,791,981		$1,779,606	$1,799,995
Noninterest-bearing deposits as a % of total deposits		25.5%		23.0%	22.1%
Annualized average cost of deposits		0.96%		1.05%	1.19%

The company’s 2010 second quarter financial results benefited from a $5.9 million bargain purchase gain related to its April 16, 2010 FDIC-assisted acquisition of former Innovative Bank. Loans acquired in the transaction are subject to a loss-sharing agreement with the FDIC and reported separately in the consolidated statements of financial condition as “covered loans.” Center’s legacy portfolio is referred to as “non-covered.”

2011 SECOND QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses totaled $17.0 million for the 2011 second quarter. This is up 1.4% sequentially from $16.8 million in the 2011 first quarter, but down 2.8% when compared with $17.5 million in the prior-year second quarter.

The average yield on loans for the 2011 second quarter improved three basis points to 5.54% from 5.51% in the preceding first quarter, but is down 18 basis points when compared with 5.72% in the 2010 second quarter. The average cost of interest-bearing deposits continued to improve, decreasing to 1.27% for the 2011 second quarter from 1.34% for the 2011 first quarter and from 1.52% for the 2010 second quarter. Total cost of deposits improved to 0.96% for the 2011 second quarter, compared with 1.05% for the 2011 first quarter and 1.19% for the prior-year second quarter.

The company’s net interest margin (NIM) for the 2011 second quarter increased four basis points to 3.21% from 3.17% in the preceding first quarter, primarily reflecting the nine basis point reduction in the cost of deposits. The company’s NIM for the prior-year second quarter was 3.45%. The company commented that management historically evaluated and reported NIM excluding the cash balances of Federal Reserve deposits as they believed it to be a more meaningful measurement of trends in the loan and investment yields in relation to costs of deposits and borrowings. The reported NIM, which now includes the impact of these deposit balances and related income, is heavily affected this year by the higher balances of Federal Reserve deposits, which earn a nominal interest rate. Excluding the impact of Federal Reserve deposits from the calculation, NIM was 3.69%, 3.49% and 3.53%, respectively for the 2011 second quarter, 2011 first quarter and 2010 second quarter.

Noninterest income totaled $6.0 million for the 2011 second quarter, compared with $7.6 million for the preceding first quarter and $11.1 million for the prior-year second quarter. In the first quarter, reflecting an SBA rule change that became effective in the 2011 first quarter, the company recorded a net $3.8 million gain on sale of loans in the preceding first quarter, which included the recognition of deferred gains of $1.8 million on the SBA loan transfer in the 2010 fourth quarter, as well as a gain of $2.0 million on the 2011 first quarter SBA loan sales. In the year-ago second quarter, noninterest income included a $5.9 million bargain purchase gain related to the FDIC-assisted acquisition of former Innovative Bank. Excluding the net impact of the SBA rule change and the bargain purchase gain in the prior comparable periods, total noninterest income for the 2011 second quarter improved from the prior periods.

Total noninterest expense for the 2011 second quarter equaled $12.8 million. This compares with $13.0 million for the 2011 first quarter and $12.3 million for the second quarter a year ago. The company’s efficiency ratio for the 2011 second quarter rose to 55.66% from 53.26% in the preceding first quarter. In the 2010 second quarter, the company’s considerably lower efficiency ratio of 43.01% largely reflected the benefit from the $5.9 bargain purchase gain.

For the 2011 second quarter, Center Financial posted net income of $4.9 million and net income available to common shareholders of $4.1 million, equal to $0.10 per diluted common share. This includes a $1.8 million gain on sale of loans and an income tax provision of $285,000, which reflects a reduction in the deferred tax asset valuation allowance by approximately $1.7 million from the March 31, 2011 balance. For the preceding 2011 first quarter, net income amounted to $4.9 million and net income available to common shareholders totaled $4.1 million, equal to $0.10 per diluted common share. This included a $3.8 million gain on sale of loans and an income tax provision of $505,000. For the 2010 second quarter, net income amounted to $7.5 million and net income available to common shareholders was $6.8 million, equal to $0.17 per diluted common share. The 2010 second quarter net income included a $1.2 million gain on sale of securities, a $5.9 million bargain purchase gain and an income tax provision of $3.8 million.

For the 2011 second quarter, Center Financial’s return on average assets (ROAA) and return on average equity (ROAE) were relatively steady at 0.86% and 6.97%, respectively, when compared with an ROAA of 0.86% and an ROAE of 7.17% for the preceding first quarter. The company’s reported ROAA of 1.38% and ROAE of 11.52% in the 2010 second quarter was largely affected by the $5.9 million bargain purchase gain.

ASSET QUALITY

At June 30, 2011, total non-covered nonperforming assets net of SBA guarantees amounted to $36.2 million. This is up modestly from $34.3 million at March 31, 2011, but down significantly when compared with $67.0 million a year ago at June 30, 2010. As a percentage of gross non-covered loans and other real estate owned (OREO), total non-covered nonperforming assets net of SBA guarantees equaled 2.49% at June 30, 2011, compared with 2.37% at March 31, 2011 and 4.54% at June 30, 2010. As of June 30, 2011, the company’s non-covered OREO portfolio had a carrying value of $133,000, compared with carrying values of $144,000 at March 31, 2011 and $2.8 million at June 30, 2010.

Non-covered nonperforming loans net of SBA guarantees rose modestly to $36.0 million at June 30, 2011 from $34.1 million at March 31, 2011, as new inflows of loans into nonperforming status ticked up from the preceding quarter to $10.5 million and exceeded outflows of $8.6 million. Of the new nonaccruals, commercial and industrial (C&I) loans represented 47%, commercial real estate (CRE) loans accounted for 46% and consumer loans equaled 7%. The company did not transfer any loans to loans held for sale during the quarter. At the close of the 2010 second quarter, non-covered nonperforming loans net of SBA guarantees totaled $64.2 million.

Delinquent non-covered loans 30 to 89 days past due net of SBA guarantees declined to $6.1 million at June 30, 2011 from $10.4 million at March 31, 2011, as inflows into non-covered past due status decreased significantly from the preceding quarter by more than half to $4.2 million. Non-covered loans past due 30 to 89 days at June 30, 2010 totaled $10.7 million.

Performing troubled debt restructurings (TDRs) that are not accounted for in non-covered nonaccrual or delinquent loans amounted to $19.1 million at June 30, 2011, $19.9 million at March 31, 2011 and $17.7 million at June 30, 2010.

Non-covered loan net charge-offs during the 2011 second quarter declined to $6.4 million from $7.0 million in the preceding 2011 first quarter and from $7.6 million in the year-ago second quarter. As a percentage of average non-covered loans on an annualized basis, non-covered loan net charge-offs equaled 1.85% for the 2011 second quarter, compared with 1.91% for the 2011 first quarter, and 1.61% for the 2010 second quarter.

Center Financial recorded a provision for loan losses of $5.0 million in the 2011 second quarter, compared with $6.0 million in the preceding first quarter and $5.0 million in the second quarter a year ago.

At June 30, 2011, the company’s allowance for loan losses for non-covered loans totaled $49.6 million, reflecting decreases from $51.0 million at March 31, 2011 and $58.4 million at June 30, 2010. As a percentage of gross non-covered loans, the allowance for loan losses equaled 3.41% at June 30, 2011, 3.53% at March 31, 2011 and 3.97% at June 30, 2010.

LOANS & DEPOSITS

Non-covered loans at June 30, 2011 totaled $1.46 billion, compared with $1.45 billion at March 31, 2011 and $1.53 billion at December 31, 2010. Covered loans at June 30, 2011 declined to $102.6 million from $111.8 million at March 31, 2011 and $117.3 million at December 31, 2010. Total loans at June 30, 2011 amounted to $1.56 billion.

Total deposits at June 30, 2011 rose to $1.79 billion from $1.78 billion at March 31, 2011 and from $1.77 billion at December 31, 2010. The increase in deposits is primarily attributable to a $48.3 million increase in noninterest-bearing demand deposits, offset by a $32.1 million reduction in jumbo certificates of deposit. As a percentage of total deposits, noninterest-bearing demand deposits rose to 25.5% at June 30, 2011 from 23.0% at March 31, 2011 and from 22.4% at year-end 2010. The company’s loan-to-deposit ratio equaled 84.1% at June 30, 2011, compared with 84.7% at March 31, 2011 and 89.9% at December 31, 2010.

BALANCE SHEET SUMMARY & CAPITAL

Total assets at June 30, 2011 amounted to $2.27 billion, compared with $2.26 billion March 31, 2011 and $2.27 billion at December 31, 2010. Average interest-earning assets equaled $2.13 billion for the 2011 second quarter, compared with $2.15 billion for the 2011 first quarter and $2.14 billion for the 2010 fourth quarter.

Total shareholders’ equity at June 30, 2011 rose to $285.0 million from $278.9 million at March 31, 2011 and from $274.0 million at December 31, 2010. Tangible common equity as a percentage of tangible assets, which is a non-GAAP financial measure, rose to 10.14% at June 30, 2011 from 9.91% at March 31, 2011 and from 9.65% at December 31, 2010.

With its sixth consecutive profitable quarter of operations, Center Financial’s capital position further strengthened and continued to be well in excess of both minimum guidelines for “well-capitalized” institutions and regulatory requirements. At June 30, 2011, Total Risk-Based capital ratio was 20.67%, Tier 1 Risk-Based capital ratio equaled 19.39% and Tier 1 Leverage ratio amounted to 13.20%, all reflecting increases from the levels at March 31, 2011 and December 31, 2010.

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Tangible common equity per common share and tangible common equity to tangible assets are non-GAAP financial measures. Tangible common equity was calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount and net intangible assets. Tangible common equity to tangible assets represents tangible common equity divided by total assets less net intangible assets. The calculation of tangible common equity may differ among companies in light of diversity in presentation in the marketplace. Management believes that these measures are useful when comparing banks with preferred stock due to TARP funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels. This information is being provided in response to market participant interest in these financial metrics. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measure included in this news release are attached herein.

Investor Conference Call

The company will host an investor conference call on Thursday, July 28, 2011 at 9 a.m. PDT (12 noon EDT) to review financial results for its 2011 second quarter. The institutional investment community is invited to participate in the call by dialing 866-356-4281 (domestic) or 617-597-5395 (international) and entering passcode 80839701. Other interested parties are invited to listen to the live call through a listen-only audio Web broadcast via the Internet in the Investor Relations section of www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephonic replay of the call will be available through Thursday, August 4, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 74655358.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.27 billion at June 30, 2011. Headquartered in Los Angeles, Center Bank operates a total of 22 full-service branches and two loan production offices. The company has 16 full-service branches located throughout Southern California and three branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

Additional Information and Where to Find It

In connection with the proposed merger of Center Financial Corporation and Nara Bancorp, Inc., Nara has filed a Registration Statement on Form S-4 (Registration No. 333-173511) with the Securities and Exchange Commission (SEC) that includes a Joint Proxy Statement/Prospectus of Center Financial Corporation and Nara Bancorp, as well as other relevant documents concerning the proposed merger. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain or will contain important information about the transaction. You may obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Nara Bancorp and Center Financial at the SEC’s Web site (www.sec.gov). You may also obtain these documents free of charge from Center at http://www.centerbank.com or from Nara at http://www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Center Financial, Nara Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Center Financial’s participants is set forth in its Form 10-K Annual Report filed with the SEC for the year ended December 31, 2010, as amended by its Form 10-K/A filed with the SEC on April 29, 2011. Information concerning Nara Bancorp’s participants is set forth in its Form 10-K Annual Report for the year ended December 31, 2010, as amended by its Form 10-K/A filed with the SEC on April 26, 2011. Additional information regarding the interests of participants of Center Financial and Nara Bancorp in the solicitation of proxies in respect of the merger is included in the Registration Statement and Joint Proxy Statement/Prospectus filed with the SEC.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended (See Business, and Management’s Discussion and Analysis), and other filings with the SEC are incorporated herein by reference. These factors include, but are not limited to: the health of the national and California economies; competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; customers’ service expectations; changes in interest rates; loan portfolio performance; the company’s ability to sustain profitable operations; and the company’s ability to capitalize on strategic growth opportunities. Factors also include, but are not limited to: the successful completion of the proposed merger of equals between Center Financial Corporation and Nara Bancorp; difficulties and delays in integrating the two institutions and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees; the companies’ ability to receive required regulatory and shareholder approvals. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands)

	6/30/11	3/31/11	12/31/10
ASSETS
Cash and due from banks	$33,738	$33,056	$28,181
Federal funds sold	650	150	136,180
Money market funds and interest-bearing deposits in other banks	298,040	284,609	94,559
Cash and cash equivalents	332,428	317,815	258,920

Securities available for sale, at fair value	305,058	312,336	289,551
Non-covered loans held for sale, at the lower of cost or fair value	58,776	65,677	60,234
Federal Home Loan Bank and FRB stock, at cost	13,810	14,426	15,019
Non-covered loans, net of allowance for loan losses of $49,590 and $52,047 as of June 30, 2011 and December 31, 2010, respectively	1,345,740	1,330,122	1,415,646
Covered loans, net of allowance for loan losses of $1,010 as of June 30, 2011 and December 31, 2010	101,597	110,753	116,283
Premises and equipment, net	12,659	13,160	13,532
Core deposit intangible, net	434	449	464
Customers' liability on acceptances	2,748	1,819	2,287
Non-covered other real estate owned	133	144	937
Covered other real estate owned	1,132	1,405	1,459
Accrued interest receivable	5,096	5,489	5,509
Deferred income taxes, net	13,898	14,556	14,383
Investments in affordable housing partnerships	10,110	10,469	10,824
Cash surrender value of life insurance	17,991	12,890	12,791
Income tax receivable	13,216	13,298	14,277
Prepaid assessment fees	5,949	6,902	7,864
FDIC loss share receivable	21,964	21,849	23,991
Other assets	5,588	6,559	6,308
Total	$2,268,327	$2,260,118	$2,270,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$457,182	$408,843	$396,973
Interest-bearing	1,334,799	1,370,763	1,374,021
Total deposits	1,791,981	1,779,606	1,770,994

Acceptances outstanding	2,748	1,819	2,287
Accrued interest payable	4,660	4,771	5,113
Other borrowed funds	157,299	167,749	188,670
Long-term subordinated debentures	18,557	18,557	18,557
Accrued expenses and other liabilities	8,043	8,709	10,646
Total liabilities	1,983,288	1,981,211	1,996,267

Commitments and Contingencies

Shareholders' Equity
Preferred stock, Series A	53,538	53,472	53,409
Common stock	188,031	187,892	187,754
Retained earnings	40,277	36,135	32,000
Accumulated other comprehensive income, net of tax	3,193	1,408	849
Total shareholders' equity	285,039	278,907	274,012
Total	$2,268,327	$2,260,118	$2,270,279

Tangible common equity per common share	$5.76	$5.61	$5.49
Tangible common equity to tangible assets	10.14%	9.91%	9.65%

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended			Six Months Ended
	6/30/11	3/31/11	6/30/10	6/30/11	6/30/10

Interest and Dividend Income:
Interest and fees on loans	$20,755	$21,161	$21,359	$41,916	$41,957
Interest on federal funds sold	1	42	102	43	162
Interest on investment securities	2,109	1,782	2,855	3,891	5,792
Interest on money market funds and interest-earning deposits	211	94	33	305	70
Total interest and dividend income	23,076	23,079	24,349	46,155	47,981

Interest Expense:
Interest on deposits	4,294	4,634	5,060	8,928	10,521
Interest on borrowed funds	1,648	1,542	1,671	3,190	3,274
Interest expense on long-term subordinated debentures	142	142	143	284	283
Total interest expense	6,084	6,318	6,874	12,402	14,078

Net interest income before provision for loan losses	16,992	16,761	17,475	33,753	33,903
Provision for loan losses	5,000	6,000	5,000	11,000	12,000
Net interest income after provision for loan losses	11,992	10,761	12,475	22,753	21,903

Noninterest Income:
Customer service fees	1,782	1,800	2,086	3,582	4,117
Fee income from trade finance transactions	685	616	720	1,301	1,378
Wire transfer fees	344	313	331	657	612
Gain on business acquisition	-	-	5,900	-	5,900
Gain on sale of loans	1,800	3,752	1,203	5,552	1,203
Net gain on sale of securities available for sale	-	-	-	-	2,209
Loan service fees	708	662	427	1,370	587
Increase in FDIC loss share receivable	114	49	-	163	-
Other income	532	416	391	948	741
Total noninterest income	5,965	7,608	11,058	13,573	16,747

Noninterest Expense:
Salaries and employee benefits	5,327	5,113	4,647	10,440	8,987
Occupancy	1,389	1,345	1,437	2,734	2,632
Furniture, fixtures, and equipment	519	603	640	1,122	1,147
Data processing	654	669	654	1,323	1,118
Legal fees	305	397	279	702	585
Accounting and other professional service fees	340	572	546	912	861
Business promotion and advertising	382	354	415	736	672
Supplies and communication	337	348	396	685	660
Security service	309	293	285	602	520
Regulatory assessment	998	1,053	1,037	2,051	2,023
Merger related expenses	200	437	129	637	129
OREO related expenses	638	474	400	1,112	1,359
Other operating expenses	1,379	1,321	1,408	2,700	2,443
Total noninterest expense	12,777	12,979	12,273	25,756	23,136

Income before income tax provision	5,180	5,390	11,260	10,570	15,514
Income tax provision	285	505	3,758	790	5,245

Net income	4,895	4,885	7,502	9,780	10,269

Preferred stock dividends and accretion of preferred stock discount	(754)	(750)	(746)	(1,504)	(30,498)
Net income (loss) available to common shareholders	4,141	4,135	6,756	8,276	(20,229)

Other comprehensive income (loss)
- Unrealized gain (loss) on available-for-sale securities, net of income tax expense (benefit)	1,936	408	1,013	2,344	(235)

Comprehensive income	$6,831	$5,293	$8,515	$12,124	$10,034

Earnings (loss) per share:
Basic	$0.10	$0.10	$0.17	$0.21	$(0.66)
Diluted	$0.10	$0.10	$0.17	$0.21	$0.66

Weighted average shares outstanding - basic	39,868,773	39,825,609	39,895,181	39,860,613	30,642,197
Weighted average shares outstanding - diluted	39,936,146	39,897,740	39,908,346	39,930,270	30,642,197

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Three Months Ended
	6/30/11			3/31/11			6/30/10
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Rate/	Average	Income/	Rate/	Average	Income/	Rate/
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Interest-earning assets:
Loans	$1,502,416	$20,755	5.54%	$1,556,504	$21,161	5.51%	$1,498,956	$21,359	5.72%
Federal funds sold	1,377	1	0.29	72,653	42	0.23	185,860	102	0.22
Investments	317,930	2,109	2.66	305,790	1,782	2.36	297,282	2,855	3.85
Money market funds and interest-earning deposits	304,633	211	0.28	212,244	94	0.18	51,534	33	0.26
Total interest-earning assets	2,126,356	23,076	4.35	2,147,191	23,079	4.36	2,033,632	24,349	4.80
Noninterest - earning assets:
Cash and due from banks	35,636			36,484			39,325
Bank premises and equipment, net	12,981			13,432			12,845
Customers' acceptances outstanding	2,032			2,138			2,353
Accrued interest receivables	4,734			4,945			6,165
Other assets	89,766			92,925			84,064
Total noninterest-earning assets	145,149			149,924			144,752

Total assets	$2,271,505			$2,297,115			$2,178,384

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$540,246	$1,419	1.05%	$525,538	$1,425	1.10%	$475,608	$1,361	1.15%
Savings	89,222	548	2.46	87,790	559	2.58	92,390	619	2.69
Time certificates of deposit over $100,000	424,761	1,240	1.17	461,539	1,418	1.25	499,851	1,816	1.46
Other time certificates of deposit	305,345	1,087	1.43	325,146	1,232	1.54	265,746	1,264	1.91
	1,359,574	4,294	1.27	1,400,013	4,634	1.34	1,333,595	5,060	1.52
Other borrowed funds	160,201	1,648	4.13	184,910	1,542	3.38	167,541	1,671	4.00
Long-term subordinated debentures	18,557	142	3.07	18,557	142	3.10	18,557	143	3.09
Total interest-bearing liabilities	1,538,332	6,084	1.59	1,603,480	6,318	1.60	1,519,693	6,874	1.81
Noninterest-bearing liabilities:
Demand deposits	434,702			396,251			379,059
Total funding liabilities	1,973,034		1.24%	1,999,731		1.28%	1,898,752		1.45%
Other liabilities	16,792			21,171			18,488
Total noninterest-bearing liabilities	451,494			417,422			397,547
Shareholders' equity	281,679			276,213			261,144
Total liabilities and shareholders' equity	$2,271,505			$2,297,115			$2,178,384

Net interest income		$16,992			$16,761			$17,475
Cost of deposits			0.96%			1.05%			1.19%
Net interest spread			2.77%			2.76%			2.99%
Net interest margin			3.21%			3.17%			3.45%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

	Six Months Ended
	6/30/2011			6/30/2010
		Interest	Annualized		Interest	Annualized
	Average	Income/	Rate/	Average	Income/	Rate/
	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Interest-earning assets:
Loans	$1,529,311	$41,916	5.53%	$1,508,357	$41,957	5.61%
Federal funds sold	36,818	43	0.24	191,185	162	0.17
Investments	311,893	3,891	2.52	337,245	5,792	3.46
Money market funds and interest-earning deposits	258,694	305	0.24	52,178	70	0.27
Total interest-earning assets	2,136,716	46,155	4.36	2,088,965	47,981	4.63
Noninterest - earning assets:
Cash and due from banks	36,057			39,397
Bank premises and equipment, net	13,206			13,066
Customers' acceptances outstanding	2,085			2,423
Accrued interest receivables	4,839			6,293
Other assets	91,337			83,829
Total noninterest-earning assets	147,524			145,008

Total assets	$2,284,240			$2,233,973

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$532,933	$2,844	1.08%	$516,774	$2,664	1.04%
Savings	88,510	1,107	2.52	90,527	1,230	2.74
Time certificates of deposit over $100,000	443,049	2,658	1.21	511,735	4,173	1.64
Other time certificates of deposit	315,191	2,319	1.48	279,801	2,454	1.77
	1,379,683	8,928	1.30	1,398,837	10,521	1.52
Other borrowed funds	172,487	3,190	3.73	160,133	3,274	4.12
Long-term subordinated debentures	18,557	284	3.09	18,557	283	3.08
Total interest-bearing liabilities	1,570,727	12,402	1.59	1,577,527	14,078	1.80
Noninterest-bearing liabilities:
Demand deposits	415,583			374,997
Total funding liabilities	1,986,310		1.26%	1,952,524		1.45%
Other liabilities	18,969			20,838
Total noninterest-bearing liabilities	434,552			395,835
Shareholders' equity	278,961			260,611
Total liabilities and shareholders' equity	2,284,240			$2,233,973

Net interest income		$33,753			$33,903
Cost of deposits			1.00%			1.20%
Net interest spread			2.76%			2.83%
Net interest margin			3.19%			3.27%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

Non-covered Loans	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Real Estate:
Construction	$9,525	$14,182	$14,803	$14,987	$15,052
Commercial	895,662	880,723	914,003	918,882	937,792
Commercial:
Commercial	272,643	276,180	315,285	279,450	296,195
Trade Finance	65,476	66,243	71,174	65,666	53,342
SBA	104,272	100,712	101,683	69,029	60,531
Others:
Consumer	67,813	69,699	71,279	68,968	71,895
Other	40,032	40,038	40,039	50,219	40,024
Non-covered Loans	1,455,423	1,447,777	1,528,266	1,467,201	1,474,831

Less:
Allowance for Losses	49,590	51,010	52,047	54,460	58,435
Deferred Loan Fee (Cost)	(629)	(649)	(523)	31	188
Discount on SBA Loans Retained	1,946	1,617	862	936	997
Net Non-covered Loans	$1,404,516	$1,395,799	$1,475,880	$1,411,774	$1,415,211

Covered Loans	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Real Estate:
Construction	$-	$-	$-	$-	$-
Commercial	63,332	61,599	63,500	73,043	76,280
Commercial
Commercial	9,327	15,369	18,307	9,698	12,388
Trade Finance	-	-	-	-	-
SBA	29,456	34,102	35,000	29,022	32,438
Others:
Consumer	-	-	-	-	-
Other	492	693	486	911	1,256
Covered Loans	102,607	111,763	117,293	112,674	122,362

Less:
Allowance for Losses	1,010	1,010	1,010	-	-
Net Covered Loans	$101,597	$110,753	$116,283	$112,674	$122,362

Total Loans	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Real Estate:
Construction	$9,525	$14,182	$14,803	$14,987	$15,052
Commercial	958,994	942,322	977,503	991,925	1,014,072
Commercial:
Commercial	281,970	291,549	333,592	289,148	308,583
Trade Finance	65,476	66,243	71,174	65,666	53,342
SBA	133,728	134,814	136,683	98,051	92,969
Others:
Consumer	67,813	69,699	71,279	68,968	71,895
Other	40,524	40,731	40,525	51,130	41,280
Total Loans	1,558,030	1,559,540	1,645,559	1,579,875	1,597,193

Less:
Allowance for Losses	50,600	52,020	53,057	54,460	58,435
Deferred Loan Fees	(629)	(649)	(523)	31	188
Discount on SBA Loans Retained	1,946	1,617	862	936	997
Net Loans	$1,506,113	$1,506,552	$1,592,163	$1,524,448	$1,537,573

As a percentage of total loans:	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Real Estate:
Construction	0.6%	0.9%	0.9%	0.9%	0.9%
Commercial	61.6	60.4	59.4	62.8	63.5
Commercial:
Commercial	18.1	18.7	20.3	18.3	19.3
Trade Finance	4.2	4.2	4.3	4.2	3.3
SBA	8.6	8.6	8.3	6.2	5.8
Others:
Consumer	4.4	4.5	4.3	4.4	4.5
Other	2.5	2.6	2.6	3.2	2.7
Total Loans	100.0	100.0	100.0	100.0	100.0

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Deposits
Demand deposits (noninterest-bearing)	$457,182	$408,843	$396,973	$383,508	$397,598
Money market accounts and NOW	530,615	531,580	471,132	497,362	505,217
Savings	90,085	88,423	87,484	89,067	94,486
	1,077,882	1,028,846	955,589	969,937	997,301
Time deposits
Less than $100,000	304,735	309,311	334,341	302,745	303,441
$100,000 or more	409,364	441,449	481,064	519,599	499,253
Total deposits	$1,791,981	$1,779,606	$1,770,994	$1,792,281	$1,799,995

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	25.5%	23.0%	22.4%	21.4%	22.1%
Money market accounts and NOW	29.6	29.9	26.6	27.8	28.1
Savings	5.1	5.0	4.9	5.0	5.2
	60.2	57.9	53.9	54.2	55.4
Time deposits
Less than $100,000	17.0	17.4	18.9	16.9	16.9
$100,000 or more	22.8	24.7	27.2	28.9	27.7
Total deposits	100.0	100.0	100.0	100.0	100.0

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

	6/30/11	3/31/11	12/31/10	6/30/10
Non-covered nonperforming loans:
Real estate:
Construction	$1,269	$5,738	$6,108	$4,540
Commercial - Real Estate	25,182	21,490	29,167	51,057
Commercial
Commercial - Business	7,504	5,263	5,696	7,445
Trade Finance	355	100	-	1,196
SBA	7,885	5,278	3,896	2,972
Other
Consumer	1,096	383	651	281
Total non-covered nonperforming loans	43,291	38,252	45,518	67,491
Guaranteed portion of nonperforming SBA loans	7,247	4,110	3,293	3,250
Total non-covered nonperforming loans, net of SBA guarantees	36,044	34,142	42,225	64,241
Other real estate owned	133	144	937	2,778

Total non-covered nonperforming assets, net of SBA guarantees	$36,177	$34,286	$43,162	$67,019

Performing TDR's not included above	$19,090	$19,894	$21,377	$17,709

Ratios:
Nonperforming loans, net of SBA guarantees as a percent of total non-covered loans	2.48%	2.36	2.76%	4.36%
Nonperforming assets, net of SBA guarantees as a percent of non-covered loans and OREO	2.49	2.37	2.82	4.54
Allowance for loan losses to non-covered nonperforming loans, net of SBA guarantees	137.6	149.4	123.3	91.0

Delinquency:
Delinquent non-covered loans 30-89 days past due, net of SBA guarantees	$6,138	$10,352	$12,732	$10,666
Total non-covered nonperforming loans, net of SBA guarantees	36,044	34,142	42,225	64,241
Total delinquent non-covered loans	$42,182	$44,494	$54,957	$74,907

Covered nonperforming assets:
Covered nonperforming loans	$8,898	$14,273	$15,021	$13,358
Covered other real estate owned	1,132	1,405	1,459	1,560
Total covered nonperforming assets	$10,030	$15,678	$16,480	$14,918

Ratios:
Covered nonperforming loans to total covered loans	8.67%	12.77%	12.81	10.92%
Covered nonperforming assets to total assets	0.44	0.69	0.73	0.66

Total nonperforming assets, net of SBA guarantees (combined):
Total nonperforming loans, net of SBA guarantees	$44,942	$48,415	$57,246	$77,599
Other real estate owned	1,265	1,549	2,396	4,338
Total nonperforming assets, net of SBA guarantees	$46,207	$49,964	$59,642	$81,937

Ratios (combined):
Nonperforming loans, net of SBA guarantees to total gross loans	2.88%	3.10%	3.48%	4.86%
Nonperforming assets, net of SBA guarantees to total assets	2.04	2.21	2.63	3.60

	Six Months	Three Months	Year	Six Months
	Ended	Ended	Ended	Ended
	6/30/11	3/31/11	12/31/10	6/30/10
Balances (non-covered loans):
Average total non-covered loans outstanding during the period	$1,470,025	$1,494,492	$1,493,526	$1,517,404
Total non-covered loans outstanding at end of period	$1,454,106	$1,446,808	$1,527,928	$1,473,646

Allowance for Loan Losses (non-covered loans):
Balance at beginning of period	$52,047	$52,047	$58,543	$58,543
Charge-offs:
Construction Real Estate	1,932	371	947	-
Commercial Real Estate	6,350	5,246	20,296	10,040
Commercial - Business	4,545	1,251	8,114	3,747
Trade Finance	444	200	767	251
SBA	534	370	1,075	872
Consumer	488	303	1,448	238
Other	-	-	-	-
Total charge-offs	14,293	7,741	32,647	15,148
Recoveries
Construction Real Estate	366	366	561	43
Commercial Real Estate	195	191	1,357	62
Commercial - Business	126	63	2,890	2,789
Trade Finance	-	-	-	-
SBA	25	18	189	80
Consumer	124	66	154	66
Other	-	-	-	-
Total recoveries	836	704	5,151	3,040
Net loan charge-offs	13,457	7,037	27,496	12,108
Provision for loan losses (non-covered loans)	11,000	6,000	21,000	12,000
Balance at end of period	$49,590	$51,010	$52,047	$58,435

Ratios (non-covered loans):
Net loan charge-offs to average non-covered loans	1.85%	1.91%	1.84%	1.61%
Provision for loan losses to average non-covered loans	1.51	1.63	1.41	1.59
Allowance for loan losses to gross non-covered loans at end of period	3.41	3.53	3.41	3.97
Allowance for loan losses to non-covered nonperforming loans	114.55	133.35	114.34	86.58
Net loan charge-offs to allowance for loan losses at end of period	54.72	55.95	52.83	41.78
Net loan charge-offs to provision for loan losses	122.34	117.28	130.93	100.90

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)

	As of and For the Three Months Ended			As of and For the Six Months Ended
Performance ratios:	6/30/11	3/31/11	6/30/10	6/30/11	6/30/10
Return on average assets	0.86%	0.86%	1.38%	0.86%	0.93%
Return on average equity	6.97	7.17	11.52	7.07	7.95
Efficiency ratio	55.66	53.26	43.01	54.42	45.68
Net loans to total deposits at period-end	84.05	84.66	85.42	84.05	85.42
Net loans to total assets at period-end	66.40	66.66	67.58	66.40	67.58

Capital ratios:
Leverage capital ratio
Consolidated Company	13.20%	12.85%	12.38%
Center Bank	13.04	12.67	12.09
Tier 1 risk-based capital ratio
Consolidated Company	19.39	19.14	17.19
Center Bank	19.15	18.86	16.77
Total risk-based capital ratio
Consolidated Company	20.67	20.42	18.47
Center Bank	20.43	20.14	18.05

CENTER FINANCIAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)

		6/30/11	3/31/11	12/31/10	6/30/10

Total shareholders' equity		$285,039	$278,907	$274,012	$265,164
Less:	Preferred stock	(53,538)	(53,472)	(53,409)	(53,286)
	Common stock warrant	(1,026)	(1,026)	(1,026)	(1,026)
	Intangible assets, net	(434)	(449)	(464)	(490)
Tangible common equity		$230,041	$223,960	$219,113	$210,362

Total assets		$2,268,327	$2,260,118	$2,270,279	$2,275,143
Less:	Intangible assets, net	(434)	(449)	(464)	(490)
Tangible assets		$2,267,893	$2,259,669	$2,269,815	$2,274,653

Common shares outstanding		39,913,660	39,908,514	39,914,686	39,895,111

Tangible common equity per common share		$5.76	$5.61	$5.49	$5.27
Tangible common equity to tangible assets		10.14%	9.91%	9.65%	9.25%

CONTACT:
Center Financial Corporation
Douglas J. Goddard, Interim CFO
213-401-2311
douglasg@centerbank.com
or
Angie Yang, SVP, Investor Relations
213-251-2219
angiey@centerbank.com